EXHIBIT 10.23

                                LICENSE AGREEMENT



     THIS LICENSE AGREEMENT ("Agreement") is entered into as of October 3, 2001, between Advanced Tissue Sciences, Inc., a Delaware corporation ("ATS"), and Medtronic, Inc., a Minnesota corporation ("Medtronic").

                                    RECITALS

     A. Medtronic Asset Management, Inc., an affiliate of Medtronic, is making an investment in ATS pursuant to an Investment Agreement between ATS and Medtronic Asset Management, Inc. of even date herewith.

     B. As one of the conditions to Medtronic Asset Management's investment, the parties agree to enter into this Agreement granting Medtronic rights to certain of ATS's intellectual property for Medtronic's use.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     1.1  Specific Definitions.
          --------------------

     As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

          (a) "Acquisition Date" shall mean the date that Medtronic acquired or
               ----------------
     completed development of the Subject Technology to which a Subject Technology Notice is delivered to ATS by Medtronic in accordance with
     Section 2.1(b).

          (b) "Affiliate" of any entity means any other entity that directly, or
               ---------
     indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the first entity. "Control" shall mean ownership of more than 50% of the shares of stock entitled to vote for the election of directors in the case of a corporation, and more than 50% of the voting power in the case of a business entity other than a corporation. Notwithstanding anything to the contrary contained herein, Smith & Nephew, plc, Inamed Corporation, the Dermagraft Joint Venture, the NeoCyte Joint Venture, ATS Orthopedics Inc., ATS Dermagraft Inc., Segenix Inc. and DermEquip LLC shall not be deemed Affiliates of ATS for purposes of this Agreement.

          (c) "Intellectual Property" means the Patents and Know-How of ATS and
               ---------------------
     its Affiliates.


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          (d) "Internal Transfer Price" means the internal transfer price of the
               -----------------------
     Subject Technology determined in accordance with GAAP, but in no event less than the fair market value of the Subject Technology.

          (e) "Invention" means any invention, discovery, know-how, trade
               ---------
     secret, data, information, technology, process or concept, whether or not patented or patentable, and whether or not memorialized in writing conceived or reduced to practice by a party under this Agreement.

          (f) "Know-How" means all data, technical information, know-how, trade
               --------
     secrets and inventions (other than inventions covered by the Patent Rights) now or hereafter owned by or licensed to ATS or its Affiliates to the extent they relate to Licensed Products. Notwithstanding anything to the contrary contained herein, ATS shall not be obligated, expressly or impliedly, to deliver or transfer to Medtronic any materials, documentation or information or to provide any assistance to Medtronic in connection with the use of any licenses that may be granted by ATS to Medtronic hereunder.

          (g) "Licensed Product" means a medical device of Medtronic combined
               ----------------
     with any Subject Technology or to which any Subject Technology has been applied whereby the resulting product from such combination with or application of Subject Technology shall be used solely in the Medtronic Area of Interest.

          (h) "Medtronic Area of Interest" means the areas of cardiovascular
               --------------------------
     (excluding the tissue-engineered vascular grafts), endocrine, neurological, and spinal conditions or diseases.

          (i) "Patents" and "Patent Rights" means (a) any U.S. and foreign
               ---------------------------
     patents and patent applications (together with any patents that may issue therefrom), now or hereafter owned by or licensed to ATS or its Affiliates,
     (b) all continuation, divisional, reissue, re-examination and substitution applications that may be filed by or for the benefit of ATS or its Affiliates based on the foregoing referenced patents or patent applications (together with any patents that may issue therefrom), and (c) all foreign applications that may be filed by or for the benefit of ATS or its Affiliates based upon the foregoing referenced U.S. patents and patent applications (together with all patents which may issue therefrom), to the extent that the foregoing relate to Licensed Products. All those Patents now owned by ATS or its Affiliates are listed on Exhibit A attached hereto.

          (j) "Patent Expiration" and "Expired Patent" means, with respect to a
               -----------------       --------------
     particular patent, the patent's expiration, abandonment, cancellation, disclaimer, award to another party other than ATS in an interference proceeding, or declaration of invalidity or unenforceability by a court or other authority of competent jurisdiction (including final rejection in a reexamination or reissue proceeding) from which no further appeal has or can be taken. An "Unexpired Patent" means a patent which is not an Expired Patent.

          (k) "Quarter" means each three-month period ending on Medtronic's
               -------
     month-end close for the months of January, April, July and December.

          (l) "Royalty Product" means any Licensed Product which, in the country
               ---------------
     of its use, manufacture or sale, is covered by any of the then existing claims of any Unexpired Patent included within the Patents.


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          (m) "Subject Technology" means a product, component or technology that
               ------------------
     Medtronic has developed or otherwise acquired which, when combined with or applied to a Medtronic medical device, infringes any Intellectual Property.

          (n) "Subject Technology Notice" shall mean a notice delivered in
               -------------------------
     accordance with Section 2.1 herein, which specifies (i) the Subject Technology; (ii) the Acquisition Date; and (iii) a description of the Licensed Product that will result from the incorporation or application of the Subject Technology.

                                   ARTICLE 2
                                 LICENSE GRANT

     2.1  License Grant.
          -------------

          (a) Subject to the terms and conditions herein (including without limitation Section 2.2 below), in the event Medtronic develops or acquires any rights in or to any Subject Technology, ATS hereby grants to Medtronic a worldwide, non-exclusive, non-transferable, non-assignable (except as set forth in Section 9.1), non-sublicensable (except as set forth in Section 2.3), terminable (as set forth in Article 8) license (which license shall be effective as of the Acquisition Date) under the Intellectual Property that is the subject of Medtronic's infringement, to make, have made, use, import, distribute, sell, have sold the Licensed Products incorporating or utilizing such Subject Technology within the Medtronic Area of Interest.

          (b) With respect to each Licensed Product for which ATS is granting to Medtronic a license under subsection (a) above, Medtronic shall deliver to ATS a Subject Technology Notice within a reasonable time of the Acquisition Date (which reasonableness shall be based on the degree of obviousness after reasonable investigation of the infringing nature of the Subject Technology), provided however that once Medtronic becomes aware of the infringing nature of the Subject Technology, Medtronic shall deliver within five (5) business days such Subject Technology Notice. Any dispute of the existence of the Intellectual Property infringement alleged in a Subject Technology Notice shall be settled by arbitration in accordance with
     Section 9.14.

          (c) Except for the rights that are expressly granted under the terms of this Agreement, ATS retains all right, title, and interest in and to the Intellectual Property.

     2.2  Restrictions to ATS's License Grant Obligations.
          -----------------------------------------------

     Notwithstanding Section 2.1 above, ATS shall not be obligated to and does not hereby grant to Medtronic any license under its Intellectual Property where such license would be in breach of or contravention with its agreements with third parties, which agreements are listed on Exhibit B attached hereto. Medtronic further acknowledges and agrees that certain of the Intellectual Property that ATS may be required to license to Medtronic in accordance with this Agreement may have been or may be acquired by ATS or its Affiliates via one or more licenses from third parties or via mergers with or acquisition of or by third parties who have acquired licenses from other third parties (all such aforementioned licenses collectively referred to herein as the "Inbound Licenses"), and that such Inbound Licenses may place certain restrictions or obligations with respect to sublicenses of Intellectual Property covered by such Inbound


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Licenses, including sublicenses by ATS to Medtronic hereunder, or require the consent of the licensor under the Inbound Licenses. In the event that a license grant to Medtronic is triggered hereunder, any failure by Medtronic to adhere to or to qualify as a sublicensee under the applicable terms and conditions in any Inbound License as may be required to effect and/or maintain a sublicense by ATS to Medtronic hereunder or the failure of ATS to attain a written consent from the licensor of an Inbound License (after the use of commercially reasonable efforts to attain such consent) shall not constitute a breach of this Agreement by ATS.

     2.3  Sublicensing.
          ------------

     Medtronic may not sublicense any of its rights that may be granted by ATS under this Agreement, except that Medtronic may grant sublicenses to its Affiliates, provided that any such sublicense shall terminate automatically upon such sublicensee ceasing to be an Affiliate of Medtronic and provided further that such sublicenses to Affiliates is permitted under the Inbound Licenses as described in Section 2.2 above.

     2.4  Exclusivity.
          -----------

     In the event that Medtronic desires to obtain an exclusive license to the Intellectual Property in the circumstances set forth above, the parties agree to negotiate in good faith reasonable terms and conditions for such an exclusive license.

                                   ARTICLE 3
                                   ROYALTIES

     3.1  Royalties.
          ---------

     If any license set forth under Section 2.1 is triggered, Medtronic agrees to pay to ATS royalties (the "Royalties") with respect to any Royalty Product (which Royalties shall begin to accrue as of the date Medtronic first commercializes such Royalty Product) as follows:

          (a) Medtronic agrees to pay to ATS royalties in an amount equal to two percent (2%) of Medtronic's Internal Transfer Price for the Subject Technology in each Royalty Product sold by Medtronic during the term of this Agreement.

          (b) In the event Medtronic sublicenses its rights pursuant to Section
2.3 above, Medtronic shall remain obligated to ATS under this Agreement and shall collect from such sublicensee and pay to ATS two percent (2%) of such sublicensee's Internal Transfer Price for the Subject Technology in each Royalty Product sold by such sublicensee during the term of the Agreement.

          (c) In the event that the use of Intellectual Property licensed from ATS to Medtronic hereunder is subject to an Inbound License pursuant to which ATS is required to pay royalties to any third party as a result of Medtronic's use of any Intellectual Property hereunder, Medtronic shall pay ATS such royalty amounts in addition to such amounts required pursuant to paragraphs (a) and (b) above; unless such royalty amounts due under any Inbound License are paid directly by Medtronic to the third party to which they are owed.


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     3.2  Restrictions on Royalties.
          -------------------------

     The parties acknowledge and agree that to the extent Patents are involved, when calculating Royalties in accordance with Section 3.1 above, no more than one (1) payment shall be paid on any single Royalty Product covered by the Patents even though such Royalty Product is manufactured in accordance with or incorporates inventions covered by more than one patent included in the Patents.

     3.3  Payment.
          -------

     Within sixty (60) days after the end of each Quarter, Medtronic shall provide ATS with a written report indicating the number of Royalty Products sold by Medtronic and its sublicensees during such Quarter, the related Internal Transfer Price, and the amount of the Royalties due for such Quarter. Simultaneously with making such report, Medtronic shall pay to ATS the amount of Royalties then due.

     3.4  Records.
          -------

     Medtronic agrees to keep (and shall cause its sublicensees to keep) accurate written records sufficient in detail to enable the Royalties payable under this Agreement by Medtronic to be determined and verified. Such records for a particular Quarter shall be retained by Medtronic for a period of not less than three (3) years after the end of such Quarter.

     3.5  Audit.
          -----

     Upon reasonable notice and during regular business hours, Medtronic shall from time to time (but no more frequently than once annually) make available the records referred to in Section 3.4 for audit at ATS's expense by independent representatives selected by ATS and reasonably acceptable to Medtronic to verify the accuracy of the reports provided to ATS. Such representatives shall execute a suitable confidentiality agreement reasonably acceptable to Medtronic prior to conducting such audit. Such representatives may disclose to ATS only their conclusions regarding the accuracy and completeness of royalty payments and of records related thereto, and shall not disclose Medtronic's confidential business information to ATS without the prior written consent of Medtronic. No claim may be asserted by ATS against Medtronic for errors discovered in the audit unless made within one (1) year following completion of such examination or audit made pursuant to this Section 3.5. Any Royalties due and owing to ATS as revealed by the audit shall be immediately paid by Medtronic to ATS. Should the audit reveal underpayment of Royalties by Medtronic to ATS by more than five percent (5%), then Medtronic shall pay for the expense of such audit.

                                   ARTICLE 4
                                ATS OBLIGATIONS

     4.1  Maintain Licenses in Force
          --------------------------

     ATS shall use its commercially reasonable efforts to comply with all of the provisions of, and to maintain in full force and effect, all license agreements with third parties pursuant to which ATS is licensee of intellectual property included in the Intellectual Property, provided


                                      -5-

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however that ATS reasonably determines that it is in the best interest of ATS to comply with and maintain in full force and such license agreements. In the event ATS elects to terminate or to allow the lapse of any such license agreement with a third party, ATS will notify Medtronic and, if reasonably requested by Medtronic, will reasonably assist Medtronic in obtaining a license for such Intellectual Property from the third party or, if feasible, to have ATS' license agreement with such third party assigned to Medtronic where Medtronic will assume all rights and obligations of ATS under such agreement. Notwithstanding the foregoing, nothing contained herein will be construed as any guarantee that Medtronic will be able to obtain a license from such third party or that an assignment of ATS' existing agreement with such third party can or will be effectuated.

     4.2  Assistance in Obtaining Sublicense Rights to After-Acquired
          -----------------------------------------------------------
Intellectual Property.
---------------------

     Without limiting the generality of the restrictions set forth in Section 2.2, in the event that after the date hereof ATS negotiates with a third party for the grant of a license by such third party to ATS of any intellectual property which, upon such grant, would constitute a part of Intellectual Property for purposes of this Agreement, ATS will use commercially reasonable efforts to negotiate with such third party for sublicense rights to such after-acquired Intellectual Property for purposes of enabling ATS to sublicense such Intellectual Property to Medtronic pursuant to Section 2.1 of this Agreement, provided however ATS cannot and does not guarantee or warrant that ATS will be successful in the negotiations for such sublicense rights.

                                   ARTICLE 5
                             INTELLECTUAL PROPERTY

     5.1  Confidentiality.
          ---------------

     ATS and Medtronic each agree to maintain the confidentiality of all non-public, confidential information ("Confidential Information") received from the other party in accordance with its obligations set forth in the Investment Agreement. Without limiting the generality of the foregoing, the Intellectual Property and the status of any patent applications included in the Patents shall be deemed Confidential Information of ATS for purposes thereof to the extent that any such Intellectual Property is not excluded from the definition of "Confidential Information" as set forth and defined in Section 1.1 of the Investment Agreement.

     5.2  Ownership of Intellectual Property.
          ----------------------------------

     Subject to the rights and licenses granted to Medtronic by this Agreement,
(a) any Invention conceived, reduced to practice or otherwise made, developed or acquired by one or more employees or agents of ATS shall be the exclusive property of ATS, (b) any Invention conceived, reduced to practice or otherwise made, developed or acquired by one or more employees or agents of Medtronic shall be the exclusive property of Medtronic, and (c) ATS and Medtronic shall each have an undivided one-half interest in any Invention jointly conceived, reduced to practice or otherwise made, developed or acquired by one or more employees or agents of ATS and one or more employees or agents of Medtronic ("Joint Inventions"). For purposes of this Section, Inventions which are the subject of a patent application shall be deemed


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to have been developed jointly by employees or consultants of Medtronic and ATS, and thus be a Joint Invention, if at least one employee or consultant of each of Medtronic and ATS is required to be named as an inventor in such application in order for such patent to be valid.

     5.3  Prosecution of Infringement of Licensed Technology.
          --------------------------------------------------

     Each of Medtronic and ATS shall promptly notify the other if it knows or has reason to believe that the rights to the Intellectual Property are being infringed or misappropriated by a third party or that such infringement or misappropriation is threatened. The notifying party will provide the other party with all available relevant evidence relating to such infringement or misappropriation. ATS shall have the sole and exclusive right to bring suit and control such alleged infringement or misappropriation at its own expense and by counsel of its own choice. ATS shall retain all proceeds from any such suit. If ATS (i) notifies Medtronic in writing that it has decided not to bring an action or proceeding or (ii) fails to bring an action or proceeding within (a) ninety
(90) days following the notice of alleged infringement or misappropriation; or
(b) ten (10) days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, Medtronic shall have the right to bring suit at its own expense, if such infringement or misappropriation materially impacts Medtronic's commercialization of the Licensed Product(s). In any action brought by Medtronic pursuant to this Section 5.3, Medtronic shall keep ATS apprised of the status of such action and shall, upon reasonable request, provide ATS with information regarding the action. In addition, Medtronic shall in good faith take into consideration any input ATS provides Medtronic on the litigation strategy with respect to such action brought by Medtronic. ATS shall be paid twenty-five percent (25%) of any recovery realized by Medtronic in such action after the recovery by Medtronic of the legal fees and expenses actually incurred and owed by Medtronic in connection with such action. In the event a party brings an infringement action hereunder, the other party shall cooperate fully, including if required to bring such action, the furnishing of a power of attorney or joining as a party plaintiff in the suit. Any settlement or other action by a party which requires payment or other action by the other party, subjects the other party to liability or otherwise adversely affects the other party will require the other party's prior written consent, which will not be unreasonably withheld or delayed.

                                   ARTICLE 6
                         REPRESENTATIONS AND WARRANTIES

     6.1  Representations of ATS.
          ----------------------

     Except as set forth below and except for the specific facts disclosed in the SEC Documents (as defined in the Investment Agreement) including without limitation any and all exhibits attached, listed and/or referenced therein, to the extent the relevancy or potential relevancy of such disclosures to the following representations and warranties is reasonably ascertainable, ATS represents and warrants to Medtronic as of the date hereof that:

          (a) Except as otherwise disclosed by ATS to Medtronic hereunder in
Section 2.2 above, ATS exclusively owns, or has valid and subsisting license rights (with the right to sublicense) to, all of the Intellectual Property now owned by or licensed to ATS, subject to no lien, charge, security interest, mortgage, pledge, restriction, adverse claim or any other


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encumbrance whatsoever (and without any obligation to any person or entity for royalties, fees or commissions). No current or former stockholder, employee or consultant of ATS has any rights in or to any of the Intellectual Property, and to ATS' actual knowledge, the Intellectual Property now owned by or licensed to ATS is valid and enforceable and has not been challenged in any judicial or administrative proceeding. Except as disclosed in Section 2.2 above, ATS' execution and performance of this Agreement and the Intellectual Property now owned by or licensed to ATS will not infringe, misappropriate, misuse or conflict with the rights, including patent and other intellectual property or contractual rights, of third parties, provided however ATS makes no representations, warranties or covenants (i) that ATS has conducted or will conduct any investigation as to the validity or enforceability of any Intellectual Property (ii) as to the scope of any Intellectual Property; (iii) that anything made, used, sold or otherwise disposed of under any license granted under this Agreement is or will be free from infringement of intellectual property rights of third parties; (iv) as to any obligation on ATS to file any patent application, secure any patent, or maintain any patent in force except as expressly set forth in this Agreement; (v) as to any obligation on ATS to bring or prosecute actions or suits against third parties for infringement; (vi) as to any obligation on ATS to furnish any manufacturing or technical information; (vii) as to the preclusion of the export or sale for export from the United States of Licensed Products on which Royalties have been paid; or (viii) as to any third party patents being dominant or subordinate to any of the Patents.

          (b) ATS has the corporate right and authority to enter into this Agreement and to grant the license granted herein. To ATS' actual knowledge, no person or entity nor such person's or entity's business or products has infringed, misused, misappropriated or conflicted with the Intellectual Property now owned by or licensed to ATS or currently is infringing, misusing, misappropriating or conflicting with such Intellectual Property.

          (c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will violate any provision of the certificate of incorporation or bylaws of ATS or any law, rule, regulation, writ, judgment, injunction, decree, determination, award or other order of any court or governmental agency or instrumentality, domestic or foreign, or conflict with or result in any material breach of any of the terms of or constitute a material default under or result in termination of or the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature pursuant to the terms of any contract or agreement to which ATS is a party or by which ATS or any of its assets is bound.

          (d) There are no actions, suits, claims, disputes or proceedings or governmental investigations pending or, to ATS' actual knowledge, threatened against ATS or any of its Affiliates with respect to the Intellectual Property now owned by or licensed to ATS or the use thereof by ATS, either at law or in equity, before any court or administrative agency or before any governmental department, commission, board, bureau, agency or instrumentality, or before any arbitration board or panel whether located in the United States or a foreign country. ATS has not failed to comply with any law, rule, regulation, writ, judgment, injunction, decree, determination, award or other order of any court or other governmental agency or instrumentality, domestic or foreign, which failure in any case would in any material respect impair any rights granted to Medtronic under this Agreement. ATS has made all statutorily


                                      -8-

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required filings, if any, to record its interests and taken commercially reasonable actions to protect its rights in the Intellectual Property now owned by or licensed to ATS.

     6.2  Representations of Medtronic.
          ----------------------------

     Medtronic represents, warrants and covenants to ATS that:

          (a) Medtronic is a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota and has full corporate power to conduct the business in which it is presently engaged and to enter into and perform its obligations under this Agreement.

          (b) Medtronic has taken all necessary corporate action under the laws of the state of its incorporation and its articles of incorporation and bylaws to authorize the execution and consummation of this Agreement and, when executed and delivered by Medtronic, this Agreement shall constitute the valid and legally binding agreement of Medtronic enforceable against Medtronic in accordance with the terms hereof, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will violate any provision of the articles and bylaws of Medtronic or any law, rule, regulation, writ, judgment, injunction, decree, determination, award or other order of any court or governmental agency or instrumentality, domestic or foreign, or conflict with or result in any breach of any of the terms of or constitute a default under or result in termination of or the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature pursuant to the terms of any contract or agreement to which Medtronic is a party or by which Medtronic or any of its assets is bound.

     6.3  Disclaimer.
          ----------

     EXCEPT FOR THE WARRANTIES SET FORTH IN THIS SECTION 6, ATS DOES NOT MAKE ANY OTHER REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THIS AGREEMENT AND THE INTELLECTUAL PROPERTY, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND ATS EXPRESSLY DISCLAIMS ALL OTHER CONDITIONS AND WARRANTIES, INCLUDING BUT NOT LIMITED TO, IMPLIED CONDITIONS OR WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT.

                                   ARTICLE 7
                   INDEMNIFICATION AND LIMITATION ON LIABILITY

     7.1  Indemnification of Medtronic.
          ----------------------------

     ATS shall indemnify, defend and hold harmless Medtronic and its parent, Affiliates, subsidiaries, officers, directors, employees, and shareholders (Medtronic and such other indemnitees referred to in this Article 7 as "Medtronic") from and against and in respect of any


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and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, interest and penalties, costs and expenses (including, without limitation, reasonable legal fees and disbursements incurred in connection therewith and in seeking indemnification therefor, and any amounts or expenses required to be paid or incurred in connection with any action, suit, proceeding, claim, appeal, demand, assessment or judgment) ("Indemnifiable Losses"), resulting from, arising out of, or imposed upon or incurred by Medtronic as a result of any third party claim against Medtronic by reason of any breach of any representation, warranty, covenant or agreement of ATS contained in this Agreement.

     7.2  Indemnification of ATS.
          ----------------------

     Medtronic shall indemnify, defend and hold harmless ATS and its Affiliates, subsidiaries, officers, directors, employees, and shareholders (ATS and such other indemnitees referred to in this Article 7 as "ATS") from and against and in respect of any and all Indemnifiable Losses resulting from, arising out of, or imposed upon or incurred by ATS as a result of any third party claim against ATS for infringement of third party rights based on Medtronic's use of the Intellectual Property (except for those claims for which ATS is obligated to indemnify Medtronic pursuant to Section 7.1 above) or by reason of any breach of any representation, warranty, covenant or agreement of Medtronic contained in this Agreement.

     7.3  Indemnification Procedure.
          -------------------------

     If a claim by a third party is made against an indemnified party and if the indemnified party intends to seek indemnity with respect thereto under this
Article 7, such indemnified party shall promptly notify the indemnifying party of such claim; provided, however, that failure to give timely notice shall not affect the rights of the indemnified party so long as the failure to give timely notice does not adversely affect the indemnifying party's ability to defend such claim against a third party. The indemnified party shall not settle such claim without the consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed.

     7.4  Limitation on Liability.
          -----------------------

     TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW AND EXCEPT FOR THE INDEMNIFICATION OBLIGATIONS SET FORTH IN THIS SECTION 7, IN NO EVENT AND UNDER NO LEGAL THEORY SHALL ATS BE LIABLE TO MEDTRONIC FOR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL, PUNITIVE OR INDIRECT DAMAGES OF ANY KIND ARISING OUT OF THIS AGREEMENT, EVEN IF ATS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                                    ARTICLE 8
                              TERM AND TERMINATION

     8.1  Term of License.
          ---------------

     Unless otherwise terminated earlier as provided in this Agreement, this Agreement shall become effective on the Effective Date and shall continue for ten (10) years ("Term"), provided, however, that, with respect to any Licensed Product that is commercialized (as demonstrated by the first sale of such Licensed Product) by Medtronic during the Term or during the one (1) year


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period following the expiration of the Term, the license granted to Medtronic in connection with such Licensed Product pursuant to this Agreement shall continue until all the Patents relating to any such Licensed Product have Expired, at which time the license rights of Medtronic set forth in Section 2.1 as it relates to such Licensed Product shall be deemed to be converted into a fully paid, worldwide, irrevocable, royalty-free license of the Intellectual Property to make, have made, use, sell and have sold such Licensed Product incorporating or utilizing such Intellectual Property.

     8.2  Termination.
          -----------

     Medtronic may terminate this Agreement, at its option and without prejudice to any of its other legal and equitable rights and remedies, by giving ATS notice in writing at least sixty (60) days in advance of the effective date of such termination. ATS shall have the right to terminate this Agreement upon Medtronic's Material Breach (as defined below). "Material Breach" shall mean the occurrence of any of the following: (i) breach of Section 2; (ii) the failure to pay any Royalty owed and due to ATS pursuant to Section 3.1 of this Agreement and provided that Medtronic does not cure such failure to pay within a period of sixty (60) days after ATS provides Medtronic written notice of such failure, unless such Royalty is being disputed by Medtronic, in which case the failure to pay such Royalty sixty (60) days after such dispute has been resolved in accordance with Section 9.14 and finally determined that such Royalty is owed to ATS or (iii) the failure to pay any indemnification obligation owed pursuant to
Section 7 for a period of sixty (60) days after it is due, unless such obligation is being disputed by Medtronic, in which case the failure to pay such indemnification obligation sixty (60) days after such dispute has been resolved in accordance with Section 9.14 and finally determined that such obligations are owed to ATS. In addition, ATS shall have the right to terminate this Agreement in the event Medtronic becomes insolvent or makes an assignment for the benefit of creditors or in the event any proceeding is commenced by or against Medtronic under any bankruptcy, reorganization, arrangement, liquidation, readjustment of debt, or moratorium of law or statute and such proceeding is not dismissed within sixty (60) days of its institution.

     8.3  Effect of Termination.
          ---------------------

          (a) In the event of termination of this Agreement, Medtronic shall be entitled to sell its remaining inventory of Licensed Products, subject to the payment of Royalties pursuant to Section 3.1.

          (b) Upon termination of this Agreement, each party will within thirty
(30) days return to the other all tangible Confidential Information of the other party (except one copy which may be retained by legal counsel solely for evidentiary purposes in the event of a dispute), and each party will deliver to the other a copy of any documentation in its possession or control specifically relating to the Joint Inventions.

                                   ARTICLE 9
                                 MISCELLANEOUS

     9.1  Assignment.
          ----------

     Neither party shall have the right to assign or otherwise transfer its rights and obligations under this Agreement except with the prior written consent of the other party, provided that, either party may assign its rights pursuant to this Agreement to an Affiliate or to any person who, by merger, share exchange, combination or consolidation of any type, purchase, operation of law, asset purchase or otherwise, acquires substantially all of the business of such party or such Affiliate to which this Agreement relates.

     9.2  Execution of Further Documents.
          ------------------------------

     Each party agrees to execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, without further consideration any further applications, licenses, assignments or other documents, and to perform such other lawful acts as the other party may reasonably require to fully secure and/or evidence the rights or interests herein.

     9.3  Complete Agreement.
          ------------------

     The Exhibits to this Agreement shall be construed as an integral part of this Agreement to the same extent as if they had been set forth verbatim herein. This Agreement and Exhibits hereto, the Investment Agreement and the agreements contemplated herein and therein constitute the entire agreement between the parties hereto with respect to the subject matters hereof and thereof and supersede all prior agreements whether written or oral relating hereto.

     9.4  Survival.
          --------

     All of the representations, warranties, disclaimers, limitation on liability, and indemnifications made in this Agreement, and all terms and provisions hereof intended to be observed and performed by the parties after the termination hereof shall survive such termination and continue thereafter in full force and effect, subject to applicable statute of limitations. No independent investigation by either party, its counsel, or any of its agents or employees shall in any way limit or restrict the scope of the representations, warranties and indemnifications made by either party in this Agreement.

     9.5  Waiver, Discharge, Amendment, Etc.
          ---------------------------------

     The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall not, absent an express written waiver signed by the party making such waiver specifying the provision being waived, be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of the party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. This Agreement may be amended by ATS and Medtronic, by mutual action approved by their respective Boards of Directors or their respective officers authorized by such Board of Directors, at any time. Any amendment to this Agreement shall be in writing and signed by ATS and Medtronic.

     9.6  Notices.
          -------

     All notices or other communications to a party required or permitted hereunder shall be in writing and shall be delivered personally or by telecopy (receipt confirmed) to an executive officer of such party or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

if to Medtronic to:

         Medtronic, Inc.
         710 Medtronic Parkway NE
         Minneapolis, MN 55432-5604

         with separate copies thereof addressed to

         Attention:   General Counsel
                      Mail Stop LC400
                      Telecopier No.: (763) 572-5459

         and

         Attention:   Vice President and Chief Development Officer
                      Mail Stop LC390
                      Telecopier No.: (763) 505-2542

if to the Company to:

         Advanced Tissue Sciences, Inc.
         10933 North Torrey Pines Road
         La Jolla, CA 92037-1005

         with separate copies thereof addressed to the following individuals:

         Attention: Chief Executive Officer
         Telecopier No.: (858) 713-7910

         and

         Attention: Vice President & General Counsel
         Telecopier No.: (858) 713-7910

with a copy to:

         Brobeck, Phleger & Harrison LLP
         12390 El Camino Real
         San Diego, CA 92130
         Attention:  Maria Sendra

         Telecopier No.: (858) 720-2555

Any party may change the above-specified recipient and/or mailing address by notice to the other party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by telecopy) or on the day shown on the return receipt (if delivered by mail or delivery service).

     9.7  Public Announcement.
          -------------------

     In the event any party proposes to issue any press release or public announcement concerning any provisions of this Agreement or the transactions contemplated hereby, such party shall so advise the other party hereto, and the parties shall thereafter use their best efforts to cause a mutually agreeable release or announcement to be issued. Neither party will publicly or privately disclose or divulge any provisions of this Agreement or the transactions contemplated hereby without the other party's written consent, except as may be required by applicable law, rule, regulation, order or stock exchange regulation, and except for communications to employees; provided that, prior to disclosure of any provision of this Agreement that either party considers particularly sensitive or confidential to any governmental agency or stock exchange, the parties shall cooperate to seek confidential treatment or other applicable limitations on the public availability of such information.

     9.8  Expenses.
          --------

     ATS and Medtronic shall each pay their own expenses incident to this Agreement and the preparation for, and consummation of, the transactions provided for herein.

     9.9  Governing Law.
          -------------

     The formation, legality, validity, enforceability and interpretation of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws; provided, however, that nothing in Delaware procedural law shall be deemed to alter or affect the applicability of the Federal Arbitration Act as governing arbitration of disputes as provided in Section 9.14 and, provided further, that no Delaware laws or rules of arbitration shall be applicable.

     9.10 Titles and Headings; Construction.
          ---------------------------------

     The titles and headings to the Articles and Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Agreement to be drafted.

     9.11 Benefit.
          -------

     Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     9.12 Counterparts.
          ------------

     This Agreement may be executed in any number of counterparts, each of which shall be deemed as original and all of which together shall constitute one instrument.

     9.13 Severability.
          ------------

     If any provision of this Agreement is held invalid by a court of competent jurisdiction, the remaining provisions shall nonetheless be enforceable according to their terms. Further, if any provision is held to be overbroad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and shall be enforced as amended.

     9.14 Arbitration.
          -----------

     Any dispute arising out of or relating to this Agreement, including the formation, interpretation or alleged breach hereof, shall be settled through arbitration in accordance with Section 9.14 of the Investment Agreement.

     ACCORDINGLY, each of the parties has caused this License Agreement to be executed in the manner appropriate for each, and to be dated as of the date first above-written.

                                    ADVANCED TISSUE SCIENCES, INC.


                                    By:  /s/ Gail K. Naughton
                                       ---------------------------------
                                       Gail K. Naughton, Ph.D.
                                       President


                                    MEDTRONIC, INC.


                                    By:  /s/  Michael D. Ellwein
                                       ----------------------------------
                                       Its Vice President and Chief
                                         Development Officer

                                    EXHIBIT A
                                     PATENTS

I.   UNITED STATES PATENTS/APPLICATIONS ASSIGNED TO ADVANCED TISSUE SCIENCES,
     INC.

     A.     ISSUED U.S. PATENTS

4,721,096   Process for Replicating Bone Marrow In Vitro and Using the Same
4,960,489   Three-Dimensional Cell and Tissue Culture System
5,032,508   Three-Dimensional Cell and Tissue Culture System
5,160,490   Three-Dimensional Cell and Tissue Culture System Apparatus
5,266,480   Three-Dimensional Skin Culture System
5,443,950   Three-Dimensional Cell and Tissue Culture System
5,460,939   Temporary Living Skin Replacement
5,478,739   Three-Dimensional Stromal Cell and Tissue Culture System
5,510,254   Three-Dimensional Cell and Tissue Culture System
5,512,475   Three-Dimensional Skin Cell and Tissue Culture System
5,516,680   Three-Dimensional Kidney Cell and Tissue Culture System
5,516,681   Three-Dimensional Pancreatic Cell and Tissue Culture System
5,518,915   Three-Dimensional Mucosal Cell and Tissue Culture System
5,541,107   Three-Dimensional Bone Marrow Cell and Tissue Culture System
5,559,022   Liver Reserve Cells
5,578,485   Three-Dimensional Blood-Brain Cell and Tissue Culture System
5,580,781   Three-Dimensional Tumor Cell and Tissue Culture System
5,599,788   Method for Accelerating Skin Wound Healing with H3 Protein
5,624,840   Three-Dimensional Liver Cell and Tissue Culture System
5,714,588   Enhancement of Cellular Attachment Using H3 Protein
5,763,267   Apparatus for the Large Scale Growth and Packaging of Cell
            Suspensions and Three-Dimensional Tissue Cultures
5,785,964   Three-Dimensional Genetically Engineered Cell and Tissue Culture
            System
5,792,603   Apparatus and Method for Sterilizing, Seeding, Culturing, Storing,
            Shipping and Testing Tissue, Synthetic or Native, Vascular Grafts
5,827,729   Diffusion Gradient Bioreactor and Extracorporeal Liver Device
            Using a Three-Dimensional Liver Tissue
5,830,708   Methods for Production of a Naturally Secreted Extracellular Matrix
5,842,477   Method for Preparing Cartilage
5,843,766   Apparatus for the Growth and Packaging of Three Dimensional
            Tissue Cultures
5,846,828   Apparatus and Method for Sterilizing, Seeding, Culturing,
            Storing, Shipping and Testing Tissue, Synthetic, or Mechanical
            Heart Valves or Valve Segments
5,849,588   Methods of Use of a Three-Dimensional Liver Cell and Tissue
            Culture System
5,858,721   Three-Dimensional Cell and Tissue Culture System
5,863,531   In Vitro Preparation of Tubular Tissue Structures by Stromal Cell
            Culture on a Three-Dimensional Framework
5,902,741   Three Dimensional Cartilage Cultures
5,919,702   Production of Cartilage Tissue Using Cells Isolated From
            Wharton's Jelly

5,928,945   Application of Shear Flow Stress to Chondrocytes or Chondrocytre
            Stem Cells to Produce Cartilage
5,962,325   Three-Dimensional Stromal Tissue Cultures
6,008,049   Diffusion Gradient Bioreactor and Extra-Corporeal Liver Device
6,022,743   Three-Dimensional Culture of Pancreatic Parenchymal Cells
            Cultured Living Stromal Tissue Prepared In Vitro
6,027,935   Gene Up-Regulated in Regenerating Liver
6,060,306   Apparatus and Method for Sterilizing, Seeding, Culturing, Storing,
            Shipping and Testing Replacement Cartilage Tissue Constructs
6,121,042   Apparatus and Method for Simulating In Vivo Conditions While
            Seeding And Culturing Three-Dimensional Tissue Constructs
6,140,039   Three-Dimensional Filamentous Tissue Having Tendon or Ligament
            Function
6,218,182   Method For Culturing Three-Dimensional Tissue in Diffusion
            Gradient Bioreactor and Use Thereof
6,284,284   Compositions and Methods for Production and Use of an Injectable
            Naturally Secreted Extracellular Matrix
6,291,240   Cells or Tissues With Increased Protein Factors and Method of
            Making Same

     B.     PENDING U.S. PATENT APPLICATIONS

08/488,165  Three-Dimensional Human Cell Cultures on Cardiac Valve Frameworks
            and Their Uses - on appeal
08/660,787  Compositions and Methods for Production and Use of an Injectable,
            Naturally Secreted Extracellular Matrix
09/256,649  Living Chimeric Skin Replacement
09/313,538 Conditioned Cell Culture Medium Compostions and Methods of Use 09/362,948 Genetically Engineered Cells Responsive to Environmental Cues 09/350,386 Human Naturally Secreted Extracellular Matrix-Coated Device and
            Methods for the Production and Uses Thereof
09/401,445  Three Dimensional Human Cell Cultures on Cardiac Valve Frameworks
            and Their Uses
09/411,585  Methods of Using a Three-Dimensional Stromal Tissue to Promote
            Angiogenesis
09/457,519  Application of Shear Flow Stress to Smooth Muscle Cells for the
            Production of Implantable Structures
09/482,203  Apparatus and Method for Sterilizing, Seeding, Cultiring, Storing,
            Shipping and Testing Tissue Synthetic or Native Vascular Grafts 09/603,642 Monitorable Three Dimensional Scaffolds and Tissue Culture 09/724,410 Cells or Tissues with Increased Protein Factors and Methods for
            Making Same
09/847,902  Container for Shipping Tissue
60/297,177  Compositions Comprising Conditioned Cell Culture Media and Uses
            Thereof

II.  UNITED STATES PATENTS LICENSED TO ADVANCED TISSUE SCIENCES, INC.

     A.     LICENSED FROM THE MASSACHUSETTS INSTITUTE OF TECHNOLOGY

4,418,691   Method of Promoting the Regeneration of Tissue at a Wound
4,458,678   Cell-Seeding Procedures Involving Fibrous Lattices
4,505,266   Method of Using a Fibrous Lattice
4,638,045   Non-Peptide Polyamino Acid Bioerodible Polymers
4,806,621   Biocompatible, Bioerodible, Hydrophobic, Implantable Polyamino
            Carbonate Article
4,947,840   Biodegradable Templates for the Regeneration of Tissues
5,041,138   Neomorphogenesis of Cartilage In Vivo From Cell Culture
5,128,420   Method of Making Hydroxamic Acid Polymers From Primary Amide
            Polymers
5,399,665   Biodegradable Polymers For Cell Transplantation
5,514,378   Biocompatible Polymer Membranes and Methods of Preparation of Three
            Dimensional Membrane Structures
5,516,532   Injectable Non-Immunogenic Cartilage and Bone Preparation
5,654,381   Functionalized Polyester Graft Copolymers
5,736,372   Biodegradable Synthetic Polymeric Fibrous Matrix Containing
            Chondrocyte For In Vivo Production of a Cartilaginous Structure
5,759,830   Three-Dimensional Fibrous Scaffold Containing Attached Cells for
            Producing Vascularized Tissue In Vivo
5,770,193   Preparation of Three-Dimensional Fibrous Scaffold For Attaching
            Cells to Produce Vascularized Tissue In Vivo
5,770,417   Three-Dimensional Fibrous Scaffold Containing Attached Cells for
            Producing vascularized Tissue In Vivo
5,804,178   Implantation of Cell-Matrix Structure Adjacent Mesentery, Omentum or
            Peritoneum Tissue
6,123,727   Tissue Engineered Tendons and Ligaments
6,095,148   Neuronal Stimulation Using Electrically Conducting Polymers
6,224,893   Semi-Interpenetrating or Interpenetrating Polymer Network for Drug
            Delivery and Tissue Engineering

     B.     LICENSED FROM THE UNIVERSITY OF FLORIDA

5,650,299   Cells Producing Stem Cell Proliferation Factor
5,981,708   Stem Cell Proliferation Factor

                                    EXHIBIT B
                             THIRD PARTY AGREEMENTS
                             ----------------------

Patent License Agreement between Advanced Tissue Sciences, Inc and the University of Florida Research Foundation, Inc., dated January 13, 1994, as amended and restated on September 30, 1993.

Patent License Agreement with Research Component between Advanced Tissue Sciences, Inc. and the University of Florida Research Foundation, Inc., dated November 30, 1992.

Exclusive Sublicense Agreement between Advanced Tissue Sciences, Inc. and Therics, Inc., dated June 1, 1994.

Research and Development Agreement between Advanced Tissue Sciences, Inc. and Therics, Inc. dated April 24, 1998.

License Agreement between Advanced Tissue Sciences, Inc. and the Massachusetts Institute of Technology, dated July 24, 1992, as amended through the date hereof.

License Agreement between Advanced Tissue Sciences, Inc. and the Massachusetts Institute of Technology, dated February 15, 1994, as amended through the date hereof.

Subcontract between Advanced Tissue Sciences and the University of Washington dated November 17, 2000, as amended through the date hereof.

License Agreement between Advanced Tissue Sciences, Inc. and the Regents of the University of California (University of California, San Diego) dated January 3, 2001.

International License Agreement among ATS Dermagraft, Inc., T.J. Smith & Nephew Limited and Dermagraft International, dated April 29, 1996, as amended through the date hereof.

ATS Parent License Agreement between ATS Dermagraft, Inc. and Advanced Tissue Sciences, Inc. dated March 11, 1997, as amended through the date hereof.

U.K. License Agreement between ATS Dermagraft, Inc. and T.J. Smith & Nephew Limited, dated April 29, 1996, as amended through the date hereof.

Parent Agreement between Advanced Tissue Sciences, Inc. and Smith & Nephew plc, dated May 6, 1994.

License Agreement between ATS Orthopedics, Inc., a California Corporation, as licensor, and SNATS Partnership, dated November 25, 1994.

Heads of Agreement between Advanced Tissue Sciences, Inc. and Inamed Corporation, dated May 10, 1999.

License Agreement between Advanced Tissue Sciences, Inc. and Inamed Corporation, dated May 10, 1999.

Development License and Supply Agreement between Advanced Tissue Sciences, Inc. and SkinMedica, Inc., dated October 5, 2000.

License and Supply Agreement between Advanced Tissue Sciences, Inc. and Biozhem Cosmeceuticals, Inc., dated September 25, 2000.



                                      B-2